                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant /X/

Filed by a Party other than the registrant / /

Check the appropriate box:

[S]
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/X/  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                   FURON COMPANY
    ----------------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)

                                   FURON COMPANY
    ----------------------------------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, schedule or registration statement no.:

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
[FURON LOGO]

         29982 Ivy Glenn Drive
         Laguna Niguel, California 92677-2044

                            NOTICE OF ANNUAL MEETING
                         OF SHAREHOLDERS TO BE HELD ON

                                  JUNE 4, 1996

To the Shareholders of
Furon Company:

     The Annual Meeting of the Shareholders of Furon Company, a California corporation (the "Company"), will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, June 4, 1996, at 9:00 a.m., local time, for the following purposes:

     1. To elect three directors to the Board of Directors for a term of three years. The nominees for election to the Board of Directors are named in the attached Proxy Statement.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 1, 1997.

     3. To transact such other business as may come before the Annual Meeting and at any adjournment thereof.

     Shareholders of record at the close of business on April 15, 1996 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, THE COMPANY URGES YOU TO ASSURE YOUR REPRESENTATION AT THE MEETING BY SIGNING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors
                                                 FURON COMPANY

                                                 /s/ Donald D. Bradley

                                           General Counsel and Secretary

May 1, 1996
Laguna Niguel, California

                                 FURON COMPANY
                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 4, 1996

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Furon Company, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, June 4, 1996, at 9:00 a.m., local time. This proxy solicitation material is being mailed to shareholders on or about May 1, 1996.

                              GENERAL INFORMATION

PROXY

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by (i) delivering a written notice of revocation to the Secretary of the Company, 29982 Ivy Glenn Drive, Laguna Niguel, California 92677-2044, (ii) a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The expenses of preparing and mailing the proxy materials will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company (who will receive no additional compensation) by personal interviews, telephone and telegraph. The Company has retained Beacon Hill Partners, Inc., for a fee of $3,000, to assist in the solicitation and distribution of proxies to brokerage houses and institutions. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy solicitation materials to beneficial owners of Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in this regard.

RECORD DATE AND VOTING RIGHTS

     At the close of business on April 15, 1996, the record date with respect to this solicitation (the "Record Date"), the Company had outstanding 8,961,065 shares of Common Stock. Only holders of Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each share of Common Stock is entitled to one vote.

     Votes cast by proxy or in person at the Annual Meeting will be counted by an election inspector appointed for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). For each share of Common Stock owned, each shareholder is entitled to one vote for each of the offices of director to be elected. The candidates receiving the highest number of votes will be elected and votes withheld will have no legal effect.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 1996 concerning the beneficial ownership of the Company's Common Stock by (i) the only person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) the Company's executive officers, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, beneficial ownership includes both voting and dispositive or investment power.

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                          NAME AND ADDRESS                             -----------------------
                         OF BENEFICIAL OWNER                           NUMBER          PERCENT
- ---------------------------------------------------------------------  -------         -------
PRINCIPAL SHAREHOLDER:
  David L. Babson & Company, Inc. ...................................  510,100(1)         5.7
     One Memorial Drive
     Suite 1100
     Cambridge, Massachusetts 02142
EXECUTIVE OFFICERS:
  J. Michael Hagan...................................................  302,937(2)         3.3
  Terrence A. Noonan.................................................  114,434(2)         1.3
  Monty A. Houdeshell................................................   84,928(2)           *
GROUP:
  Directors and Executive Officers as a Group (10 persons)...........  971,767(2)        10.4

- ---------------
 *  Less than one percent.

(1) Based upon information provided by David L. Babson & Company, Inc. (a registered investment advisor), which has shared voting power with respect to 184,100 of the shares shown as beneficially owned by it.

(2) Includes for Messrs. Hagan, Noonan, Houdeshell and the group, respectively, 210,949 shares, 90,764 shares, 79,625 shares and 381,338 shares subject to stock options which are exercisable within 60 days and were granted under the Company's 1982 Stock Incentive Plan; 787 shares, 725 shares, 712 shares and 2,618 shares held under the Company's Employee Stock Ownership Plan; and 8,373 shares, 8,164 shares, 2,591 shares and 19,128 shares held under the Company's Employees' Profit-Sharing-Retirement Plan. Included in the shares beneficially owned by Messrs. Hagan and Noonan, respectively, are 82,828 shares held by Mr. Hagan and his spouse as Trustees of the Hagan Living Trust and 13,855 shares held of record by Mr. Noonan and his wife, in each case with shared voting and investment power.

                                     ITEM 1

                             ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

     The term of office of the Class III directors of the Company's classified Board of Directors expires at the Annual Meeting. The Board of Directors has nominated the individuals designated below for election as Class III directors at the Annual Meeting, each to serve for a three-year term expiring at the 1999 Annual Meeting of Shareholders and until his successor has been duly elected and qualified. Each nominee presently serves as a Class III director of the Company. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Board's nominees. The proxies may be voted for a substitute nominee or nominees in the event one or more of the Board's nominees shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated.

     Set forth below is certain information concerning each of the nominees, the three Class I directors whose term of office expires at the 1997 Annual Meeting of Shareholders and the three Class II directors whose term of office expires at the 1998 Annual Meeting of Shareholders, including the number of shares of Common Stock beneficially owned by each of them as of March 31, 1996. The only directors who beneficially owned one percent or more of the outstanding shares of Common Stock as of that date were Messrs. Churm (4.9%), Hagan (3.3%) and Noonan (1.3%); for additional information concerning Messrs. Hagan's and Noonan's beneficial ownership, see "General Information." The shares beneficially owned by Messrs. Bright, Chase, Cvengros, Threshie and Ranck include shares acquired by each of them, in lieu of their annual cash Board retainer, under the Company's 1993 Non-Employee Directors' Stock Compensation Plan described below. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                                                                            SHARES
                                                                    DIRECTOR             BENEFICIALLY
                 NAME                           POSITION             SINCE       AGE        OWNED
- --------------------------------------  ------------------------    --------     ---     ------------
NOMINEES:
  Class III
     J. Michael Hagan.................  Chairman of the Board         1980       56         302,937
     Peter Churm......................  Chairman Emeritus             1963       70         442,386
     William D. Cvengros**............  Director                      1987       47           2,460
CONTINUING DIRECTORS:
  Class I
     Terrence A. Noonan...............  Director and President        1991       58         114,434
     R. David Threshie*...............  Director                      1990       64           9,710
     Bruce E. Ranck*..................  Director                      1994       47           3,192
  Class II
     Cochrane Chase*..................  Director                      1979       64           8,760
     H. David Bright**................  Director                      1982       61           2,460
     William C. Shepherd**............  Director                      1995       57             500

- ---------------
 * Member of Audit Committee

** Member of Compensation Committee

NOMINEES

  Class III

     J. MICHAEL HAGAN was elected Chairman of the Board of the Company in June 1991, having previously served as President from 1980 to June 1991 and as a Vice President from 1975 to 1980. Mr. Hagan also is a director of Freedom Communications, Inc. and Ameron, Inc.

     PETER CHURM has rendered management consulting services to the Company since his retirement on February 1, 1992. Mr. Churm was named Chairman Emeritus of the Board of Directors in June 1991, having previously served as Chairman of the Board of the Company from 1980 to June 1991 and as President from 1963 to 1980. Mr. Churm also is a director of CKE Restaurants, Inc. The shares of Common Stock beneficially owned by Mr. Churm include 417,864 shares held of record by Mr. Churm as Trustee of the Churm Community Property Trust and 394 shares held for Mr. Churm's account under the Company's Employee Stock Ownership Plan.

     WILLIAM D. CVENGROS has served as President, Chief Executive Officer and a director of PIMCO Advisors L.P., a publicly traded investment management firm, since November 1994. Previously, he served since 1990 as the Vice Chairman and Chief Investment Officer of Pacific Mutual Life Insurance Company, a life insurance and investment company. He joined Pacific Mutual in 1972, and was elected Vice President in 1982, Senior Vice President in 1985 and Executive Vice President in 1986.

CONTINUING DIRECTORS

  Class I

     TERRENCE A. NOONAN was elected President of the Company in June 1991, having previously served as an Executive Vice President from 1989 to June 1991 and as a Vice President from May 1987, when he joined the Company, to 1989. Prior to joining the Company, he served as a Group General Manager of Eaton Corporation, a diversified manufacturing company.

     R. DAVID THRESHIE has served since 1979 as Publisher and Chief Executive Officer of the Orange County Register, a division of Freedom Communications, Inc., an integrated communications company. The shares of Common Stock beneficially owned by Mr. Threshie include 8,000 shares held of record by Mr. Threshie as Trustee of the Threshie Family Trust, Part A.

     BRUCE E. RANCK has served as a director since March 1990 and the President and Chief Executive Officer since October 1995 of Browning-Ferris Industries, Inc., a waste services provider ("BFI"). He had served as President and Chief Operating Officer since November 1991 and Executive Vice President (Solid Waste Operations -- North America) from October 1989 to November 1991, having previously served as a Regional Vice President for more than five years. Mr. Ranck also is a director or trustee of several educational and charitable organizations.

  Class II

     COCHRANE CHASE currently is retired. Prior to his retirement in 1988, he served for 21 years as Chairman of the Board of Cochrane Chase, Livingston & Company, Inc., an advertising, marketing and public relations firm. The shares of Common Stock beneficially owned by Mr. Chase include 7,050 shares held of record by Mr. Chase and his wife as Trustees of the Cochrane and Janis Chase Trust, with shared voting and investment power.

     H. DAVID BRIGHT currently is retired. Prior to his retirement in 1989, he served as Chairman of the Board of National Education Corporation, a training and educational publishing company, from 1988 to 1989, and as President and Chief Executive Officer from 1981 through 1988. Mr. Bright is a member of the Board of Trustees of Marquette University.

     WILLIAM C. SHEPHERD has been the Chairman of the Board since January 1996 and the President and Chief Executive Officer since January 1992 of Allergan, Inc., a global provider of specialty therapeutic products. Mr. Shepherd joined Allergan in 1966, has served as a director since 1984 and was President and Chief Operating Officer from 1984 to 1992. He also is a director of Ligand Pharmaceuticals Incorporated and Allergan Ligand Retinoid Therapeutics, Inc., as well as the Orange County Performing Arts Center, the National Children's Eye Care Foundation and the Pharmaceutical Partners for Better Health Care. The shares of Common Stock beneficially owned by Mr. Shepherd are held of record by Mr. Shepherd and his wife as Trustees of the Shepherd Family Trust, with shared voting and investment power.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ended February 3, 1996, the Board of Directors met five times. Each director attended at least 75% of all meetings of the Board and the committees on which the director served. The only standing committees of the Board of Directors are described below.

     The Board's Audit Committee, which currently is comprised of Messrs. Ranck (Chairman), Threshie and Chase, held three meetings during the last fiscal year. The Audit Committee reviews the Company's financial reporting and internal operating controls, its Annual Report on Form 10-K and the selection of the Company's independent auditors. It also reviews with the independent auditors the scope and results of the annual audit and the Company's reporting systems and practices and makes recommendations to the Board of Directors with respect to the foregoing.

     The Board's Compensation Committee, which currently is comprised of Messrs. Cvengros (Chairman), Bright and Shepherd, held three meetings during the last fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the remuneration (including salary, bonus, retirement and other benefits) to be paid or made available to officers and key employees, reviews benefit programs available to all employees and administers certain of the Company's employee benefit plans.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid $14,000 per year, plus $1,000 for each Board meeting attended and $750 for each Committee meeting attended. A Committee Chairman is paid an additional $2,600 per year.

     In November 1993, the Board adopted the 1993 Non-Employee Directors' Stock Compensation Plan ("Plan"). The Plan provides non-employee directors with the opportunity to acquire Common Stock of the Company in lieu of their annual cash retainer. Eligible directors make an election to receive their annual retainer payable for the one-year term commencing on the date of the next Annual Shareholders Meeting in (i) cash, (ii) restricted shares of the Company's Common Stock, or (iii) hypothetical stock "units" which are converted to shares of the Company's Common Stock upon distribution from the Plan following the director's termination as a member of the Board or the expiration of some other fixed period specified by the director, whichever occurs sooner. The number of restricted shares or stock units which an eligible director receives is determined by dividing the director's annual retainer by the fair market value of the Company's Common Stock on the date of the Annual Shareholders Meeting, and by then multiplying that number by 1.1. In effect, this provides an incentive for participating directors to increase their ownership of the Company's Common Stock by enabling them to obtain shares at a discount of 9.09%. The shares acquired under the Plan are nonforfeitable, but are subject to significant restrictions on transferability for five years from the date of award, unless the director ceases to be a member of the Board. The Plan provides that upon the occurrence of certain "events" described below under "Executive Compensation -- Change in Control Agreements," the restrictions on transferability applicable to shares issued under the Plan immediately lapse. As of March 31, 1996, Messrs. Bright, Chase, Cvengros and Threshie each has acquired 1,710 restricted shares, and Mr. Ranck has acquired 692 restricted shares, under the Plan.

     Peter Churm, the Chairman Emeritus of the Board, has provided management consulting services to the Company since his retirement on February 1, 1992. Mr. Churm will be paid $76,800 for those services during the current fiscal year and received $90,000 during the last fiscal year. Mr. Churm also is reimbursed for business related expenses incurred in the performance of those services. As part of this arrangement, the Company provides general medical insurance coverage for Mr. Churm and his wife at a cost of approximately $800 per month and reimburses them for any uninsured out-of-pocket medical expenses (which totaled $4,200 during the last fiscal year). This consulting arrangement is subject to the annual review of the Compensation Committee and approval by the Board of Directors. During the last fiscal year, the Company also reimbursed Mr. Churm $15,200 to pay for certain personal tax consulting services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Chairman, J. Michael Hagan, serves as a member of the Compensation Committee of Freedom Communications, Inc., a private, family owned, integrated communications company. R. David Threshie, a director of the Company, is an executive officer of Freedom Communications, Inc. Mr. Threshie has never been a member of the Company's Compensation Committee.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of nonemployee independent directors, none of whom has any interlocking or other relationships with the Company that would call into question their independence as Committee members. The Compensation Committee reviews, administers and monitors the Company's executive compensation plans, policies and programs.

  Executive Compensation Philosophy and Principles

     The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value, as measured by improvements in Economic Value Added ("EVA"). According to empirical stock market research by Stern Stewart & Co., the nationally recognized corporate financial advisory firm that developed the measure ("Stern Stewart"), EVA(R) has a stronger correlation with shareholder value than all other financial performance measures. As a result, the Committee believes that the Company has aligned the financial interests of the executive officers with those of the Company's shareholders.

     The principles followed by the Committee to implement the executive compensation philosophy are (i) to provide a cash compensation package consisting of competitive base salary levels and incentive opportunities that are linked to corresponding levels of performance as measured by EVA and (ii) to grant stock option incentives which require increases in the Company's stock price in order for executives to realize value and, thus, are tied to the Company's long-term stock performance. The result is a total compensation opportunity largely dependent upon the Company's performance. To measure the effectiveness of the executive compensation program in achieving the foregoing objectives, the Committee uses the services of Stern Stewart and Towers Perrin, an internationally recognized compensation consulting firm (collectively, the "Consultants"), which provide independent expertise and direction on these matters.

     As one of the factors in its consideration of compensation matters, the Committee will continue to consider, to the extent determinable, the anticipated tax consequences to the Company and its executive officers of the levels and forms of executive compensation. The tax consequences of various levels and forms of compensation, including tax deductibility to the Company, may depend upon the timing of payment or vesting or exercise of previously granted rights. In addition, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the tax consequences of executive compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that level or those forms which would be deductible to the Company for tax purposes. However, the Committee will consider various alternatives for preserving the deductibility of executive compensation to the extent reasonably practicable and consistent with its other compensation objectives.

  Executive Compensation Components

     The Company's executive compensation is based on three principal components, each of which is intended to support the overall compensation philosophy. As a result, substantially more than 50% of the executive officer's total compensation opportunity is at risk and contingent upon the performance of the Company. The three principal components are:

     -BASE SALARY. Base salary ranges are reviewed and established at the beginning of each fiscal year. The Company participates in a broad based compensation study conducted annually by Towers Perrin to ensure that base salary ranges reflect competitive job market conditions for similar sized companies in terms of sales, employees and related factors. (The study covers several of the companies included in the Russell 2000 and some of those in the Russell 2000: Producer Durables indices shown below under "Performance Graph.") Adjustments to actual base salaries are made subjectively pursuant to job performance and relationship to the midpoint range (which is plus or minus 10% of the actual midpoint) of the salary range for the salary grade corresponding to the position and level of responsibilities. The Company's philosophy generally is to provide a base salary that is within the midpoint range of the applicable salary grade.

     -INCENTIVE COMPENSATION. The incentive compensation opportunity under the Company's EVA incentive compensation plan (the "EVA Plan") contains short-term and long-term components. These components are determined by the achievement of continuous improvement in EVA in relation to self-adjusting criteria that initially were established by the Committee subjectively (consistent with the advice of the Consultants) in connection with the implementation of the EVA Plan. Economic Value Added and the EVA Plan are discussed in more detail below.

     -STOCK OPTIONS. Executive officers are eligible to receive annual grants of stock options, which since fiscal 1988 have been granted as nonqualified stock options. The Company's policy is not to grant restricted stock awards to its executive officers. The stock option awards are intended to retain and motivate executive officers to improve long-term stock market performance. Awards are granted at the fair market value of the Company's Common Stock at the date of grant. Stock options generally vest in equal installments over a four-year period and have a ten-year term. The Company's policy is not to adjust award levels for executive officers annually for fluctuations in the market price of the Company's Common Stock. Rather, the number of shares subject to individual awards was fixed for executive officers in fiscal 1992 at the midpoint of Towers Perrin's 1990/1991 analysis of competitive compensation practices of companies reflected in the salary survey referred to above. Adjustments based on subjective criteria (other than market price) were permitted for other than the Chief Executive Officer and the President until fiscal 1995.

  Economic Value Added and the EVA Plan

     The primary financial objective of the Company is to increase shareholder value. To support that effort the Company uses a financial performance measurement system called Economic Value Added. EVA is the internal measure of operating and financial performance that, in the opinion of Stern Stewart and the Company, best reflects the change in shareholder value. EVA can be more specifically defined as the economic profit generated by the business, less a charge for the use of capital. Economic profit is an after-tax measure of operating results which differs from normal accounting profit as the consequence of certain adjustments for non-economic charges. The capital charge (or cost of capital) is the weighted average cost of (i) equity capital based upon a 30-year U.S. Treasury Bond yield plus the product of the average equity risk premium and the business risk index for the Company, and (ii) debt capital equal to the after-tax cost of long-term debt.

     EVA provides a framework within which management can make decisions that will build long-term value for the Company and its shareholders rather than focus on short-term results. The Committee takes the view that the financial marketplace is a competition for scarce capital. Management of the Company is charged with the task of putting that scarce capital to work efficiently to earn the best possible returns. As long as the Company is investing in projects that earn a rate of return higher than its cost of capital, then in accordance with Stern Stewart's view of the fundamental forces which drive the capital markets, investors will earn a return in excess of their required reward and the Company's capital or stock should command a premium in the marketplace.

     There are four key elements to the Company's incentive compensation philosophy which are incorporated into the EVA Plan and are summarized below.

     1. There is only one cash bonus plan, which uses the same measurement system for both short-term and long-term bonuses to provide a more substantial incentive for increasing shareholder value.

     2. Long-range goals, resource allocation decisions, capital expenditures, acquisitions and operating performance are all evaluated in terms of EVA.

     3. EVA targets are separated from the budgetary and strategic planning processes and are set and revised according to a predetermined formula which rewards long-term continuous improvement and penalizes negative performance. Under the formula, the Company's target EVA performance for a fiscal year will be 50% of the difference between the previous year's target and actual EVA performance if the actual EVA performance equals or exceeds the target or, if it does not, it will be the prior year's target less an amount equal to 30% of the difference between that target and the actual EVA performance.

     4. The potential bonus has no ceiling on the upside and no floor on the downside. Individual target incentive awards (also called "current bonuses") under the EVA Plan represent up to 80% of the individual's salary for the fiscal year. Bonuses earned in excess of target incentive compensation are considered exceptional and are "banked forward" (i.e., deferred) with their full payout contingent upon continued successful performance. No interest is earned on the deferred amount and the participant has no vested right to receive it. Negative performance can eliminate these contingent amounts and create a negative bank balance which will be offset against any future bank payments.

     The Company's incentive compensation has been determined using the concepts of Economic Value Added since fiscal 1993. Following a review by the Consultants of the EVA Plan's first year of operations, the Committee elected to make certain modifications to the EVA Plan effective for fiscal 1994. Those modifications increased the difficulty of receiving incentive compensation by reducing the compensation paid for a given level of performance. In addition, the current bonus portion payable in a fiscal year was reduced from 150% to 100% of target incentive compensation, thereby increasing the long-term incentive component.

     The objectives underlying the EVA incentive compensation program are to more closely link incentive awards to value added for shareholders, and to provide a culture of performance and ownership among the Company's managers and senior executives. This requires management to share some of the Company's business risk with shareholders, provides the opportunity for the upside potential that results from the creation of value and, as a result, helps managers think like owners. Accordingly, the program rewards long-term continuous improvements in shareholder value.

  CEO Compensation

     J. Michael Hagan, the Chief Executive Officer of the Company, received a base salary of $360,000 in fiscal 1995. The Committee subjectively increased Mr. Hagan's base salary to $375,000 for fiscal 1996, which was below the midpoint of the annual market analysis of competitive compensation practices completed by Towers Perrin.

     For fiscal 1996, Mr. Hagan was paid a current bonus of $300,000 under the EVA Plan for exceeding the target EVA performance by 54% and an additional $9,000 was banked forward. In addition, he received a long-term bonus of $219,824 that was distributed out of his EVA bank pursuant to the terms of the EVA Plan.

     Mr. Hagan was awarded 35,000 shares of nonqualified stock options during fiscal 1996 at an exercise price of $19.375 per share, which was the price of the Company's stock on the date of the grant. The options vest over four years and have a term of ten years. This award is consistent with the Company's fixed-share stock option policy discussed above.

                                          William D. Cvengros (Chairman)
                                          H. David Bright
                                          William C. Shepherd

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation paid or accrued for the fiscal year ended February 3, 1996 and the two prior fiscal years to the Company's executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                      ---------------------------------
                                                                              AWARDS
                                                                      ----------------------
                                          ANNUAL COMPENSATION                     SECURITIES   PAYOUTS
                                   ---------------------------------  RESTRICTED  UNDERLYING  ---------
                                                        OTHER ANNUAL    STOCK      OPTIONS/     LTIP     ALL OTHER
   NAME AND PRINCIPAL               SALARY      BONUS   COMPENSATION   AWARD(S)      SARS      PAYOUTS  COMPENSATION
        POSITION         YEAR(A)    ($)(B)     ($)(B)      ($)(C)       ($)(D)       (#)         ($)       ($)(E)
- ------------------------ --------  ---------  --------- ------------  ----------  ----------  --------- ------------
J. Michael Hagan           1996    $ 375,000  $ 300,000   $  3,530        $0        35,000    $ 219,824    $5,856
Chairman of the Board &    1995    $ 360,000  $ 288,000   $  4,361        $0        35,000    $ 143,746    $5,707
Chief Executive Officer    1994    $ 360,000  $ 288,000   $  4,183        $0        35,000    $ 171,843    $6,190

Terrence A. Noonan         1996    $ 315,000  $ 220,500   $ 77,108        $0        21,000    $ 149,366    $5,874
President & Chief          1995    $ 291,000  $ 203,700   $ 68,942        $0        21,000    $  92,500    $5,941
Operating Officer          1994    $ 280,000  $ 196,000   $ 68,209        $0        21,000    $ 108,958    $6,337

Monty A. Houdeshell        1996    $ 225,750  $ 135,450   $  8,691        $0         9,000    $  96,224    $5,950
Vice President &           1995    $ 215,000  $ 129,000   $ 43,280        $0         9,000    $  61,028    $6,423
Chief Financial Officer    1994    $ 205,000  $ 123,000   $ 54,344        $0        12,000    $  72,846    $6,093

- ---------------

 (A) Fiscal year ended on or about January 31.

 (B) Amounts shown include cash compensation earned and received by the executive officers, as well as amounts earned but deferred at their election.

 (C) The amounts shown in this column for Mr. Hagan represent tax reimbursements. The amounts shown for Mr. Noonan for fiscal 1994, 1995, and 1996 include tax reimbursements ($1,854, $6,763, and $2,717, respectively) and the estimated value ($48,223, $45,038, and $58,170, respectively) of a relocation loan made to him in July 1992. The amounts shown for

     Mr. Houdeshell include (i) for fiscal 1994, 1995, and 1996, tax reimbursements ($7,414, $6,986, and $8,691, respectively), (ii) for fiscal 1994, the estimated value ($22,389) of a relocation loan made to him in June 1988 and (iii) for fiscal 1995, the value ($10,338) for federal income tax purposes of the personal use of his Company automobile. Mr. Houdeshell's fiscal 1994 and 1995 amounts and all of Mr. Noonan's amounts also include the estimated value of certain other personal benefits received during the respective fiscal years that were generally available to executive officers, including amounts allocated for the use of Company automobiles and reimbursements for certain expenses under the Company's supplemental medical reimbursement plan. No information is presented concerning the value of the personal benefits provided to Mr. Houdeshell in fiscal 1996 or to Mr. Hagan during any of the fiscal years presented, because such value does not exceed the lesser of $50,000 or ten percent of the executive officer's salary and bonus for the fiscal year.

 (D) There are no outstanding grants of restricted stock to any of the named executive officers.

 (E) Amounts shown represent Company contributions to defined contribution plans.

STOCK OPTIONS

     The following tables set forth information in respect of the individuals named in the Summary Compensation Table concerning stock option grants and exercises during fiscal 1996 and unexercised options held as of the end of that fiscal year.

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                  INDIVIDUAL GRANTS
- --------------------------------------------------------------------------------------
                                                    % OF                                  GRANT DATE
                                   NUMBER OF       TOTAL                                     VALUE
                                   SECURITIES     OPTIONS                                 -----------
                                   UNDERLYING    GRANTED TO    EXERCISE                      GRANT
                                    OPTIONS      EMPLOYEES      OR BASE                      DATE
                                    GRANTED      IN FISCAL       PRICE      EXPIRATION      PRESENT
              NAME                   (#)(B)         YEAR       ($/SH)(C)       DATE       VALUE($)(D)
- ---------------------------------  ----------    ----------    ---------    ----------    -----------
J. Michael Hagan.................    35,000         29.7        $19.375      3/22/2005     $ 320,250
Terrence A. Noonan...............    21,000         17.8        $19.375      3/22/2005     $ 192,150
Monty A. Houdeshell..............     9,000          7.6        $19.375      3/22/2005     $  82,350

- ---------------
(A) No SARs were granted to any of the named executive officers during the last fiscal year.

(B) The options are exercisable in incremental amounts equal to 25% of the underlying shares of Common Stock on each anniversary of the grant date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1982 Stock Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(C) Subject to certain conditions, the exercise price may be paid by delivery of already owned shares and the tax withholding obligations related to exercise may be paid by offset of the underlying shares.

(D) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options, which is not the case for the Company's options granted to executive officers. Therefore, the values shown are theoretical and are not intended to reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Company's stock at a future date. In addition to the stock price at time of grant and the exercise price, which are identical, and the ten-year term of each option (with exercise assumed to occur at the end of such term), the following assumptions were used to calculate the values shown: (i) expected dividend yield of 1.6%, which is the average yield of the Company's Common Stock for the 36 months prior to the grant date; (ii) expected stock price volatility of .324, which is the volatility for the total shareholder return of the Company's Common Stock for that period; and (iii) risk-free rate of return of 7.22%, which is equal to the average yield on a blend of long and intermediate term U.S. Government bonds for the twelve-month period prior to the grant date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES(A)

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                   OPTIONS AT FISCAL YEAR        IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON    VALUE              END(#)(D)               FISCAL YEAR END($)(C)
                              EXERCISE     REALIZED   ---------------------------   ---------------------------
            NAME               (#)(B)       ($)(C)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------- -----------   --------   -----------   -------------   -----------   -------------
J. Michael Hagan............    15,900     $200,074     192,948         87,500      $ 1,251,938     $ 150,938
Terrence A. Noonan..........    --            --         79,875         52,500      $   451,656     $  90,563
Monty A. Houdeshell.........    --            --         69,125         24,750      $   416,813     $  45,563

- ---------------
(A) No information is presented concerning SARs because none has been granted by the Company.

(B) The options covering these shares were granted to Mr. Hagan in March 1985 at a per share exercise price of $8.1667, representing the then fair market value of the underlying Common Stock.

(C) Calculated based upon the market value of the underlying Common Stock at the exercise date ($20.75 per share) or fiscal year end ($19.00 per share), as the case may be, minus the exercise price.

(D) The unexercisable options vest over the next four years, but will become immediately vested in the event of the holder's retirement or death.

LONG-TERM INCENTIVE COMPENSATION

     Under the EVA Plan described above under "Compensation Committee Report on Executive Compensation," executive officers and other key employees are eligible to receive certain long-term incentive compensation based upon the Company's EVA performance. There is no limitation on the total incentive compensation that a participant may earn for a fiscal year under the EVA Plan. However, a participant is only eligible to receive his or her target bonus for a given fiscal year; any balance is deferred. The deferred amount is accrued by the Company and banked forward in an EVA incentive compensation bank ("Bank") maintained for the participant for a possible future payment by the Company. No interest is earned on the deferred amount and the participant has no vested right to receive the deferred amount. Rather, the distribution and unconditional vesting of the Bank are subject to future positive EVA performance.

     At the end of each fiscal year for which performance is being measured under the EVA Plan, a participant is eligible to receive a payment from the Bank equal to one-third of (i) the participant's beginning Bank balance for the fiscal year less (ii) any reductions to the Bank resulting from negative EVA performance for the fiscal year. Negative Bank balances are carried forward to be offset by any future additions to the Bank.

     The amounts of contingent incentive compensation awarded to the individuals named in the Summary Compensation Table for fiscal 1996 that were banked forward and accrued by the Company, their "LTIP Payouts" from the Bank which also are shown in the Summary Compensation Table and their current Bank balances, are as follows:

                                 EVA PLAN BANK

                                                        FISCAL YEAR ENDED FEBRUARY 3, 1996
                                                   --------------------------------------------
                                                   BEGINNING      LTIP      AMOUNTS     ENDING
                      NAME                          BALANCE     PAYOUTS     BANKED     BALANCE
- -------------------------------------------------  ---------    --------    -------    --------
J. Michael Hagan.................................  $ 659,472    $219,824    $9,000     $448,648
Terrence A. Noonan...............................    448,099     149,366     6,615      305,348
Monty A. Houdeshell..............................    288,673      96,224     4,063      196,512

RETIREMENT PLAN

     The following table shows the estimated annual benefit payable (rounded to the nearest thousand and before giving effect to the benefit reductions described below) upon retirement to participants in the Company's Supplemental Executive Retirement Plan at the specified compensation and years-of-service classifications.

                               PENSION PLAN TABLE

                                                                    YEARS OF SERVICE
                     3-YEAR AVERAGE                       ------------------------------------
                     REMUNERATION*                           5            10        15 OR MORE
- --------------------------------------------------------  --------     --------     ----------
 $300,000...............................................  $ 50,000     $100,000      $ 150,000
  350,000...............................................    58,000      117,000        175,000
  400,000...............................................    67,000      133,000        200,000
  450,000...............................................    75,000      150,000        225,000
  500,000...............................................    83,000      167,000        250,000
  550,000...............................................    92,000      183,000        275,000
  600,000...............................................   100,000      200,000        300,000
  650,000...............................................   108,000      217,000        325,000
  700,000...............................................   117,000      233,000        350,000
  750,000...............................................   125,000      250,000        375,000
  800,000...............................................   133,000      267,000        400,000
  850,000...............................................   142,000      283,000        425,000
  900,000...............................................   150,000      300,000        450,000
  950,000...............................................   158,000      317,000        475,000

- ---------------

* Represents the average annual compensation paid for the three highest compensation years during the five calendar years preceding retirement.

     The compensation covered by the plan (which generally will not be the same as the fiscal year compensation reported in the Summary Compensation Table) is the aggregate calendar year earnings included in the participant's income for federal tax purposes plus any compensation deferred by the participant, but excluding any amounts associated with nonrecurring payments such as moving expenses, long-term incentive plan payouts and stock option exercises. The three-year average remuneration under the plan as of the end of the last calendar year for J. Michael Hagan, Terrence A. Noonan and Monty A. Houdeshell was $812,644, $579,435 and $384,122, respectively.

     The benefit is reduced by the Company-provided portion of the benefit payable from the Company's Employees' Profit-Sharing-Retirement Plan, the benefit payable from Social Security and any other benefit payable to the participant from any tax-qualified retirement plan. Benefits become payable at age 65 and are paid in an annuity over the life of the participant. If the participant dies after retirement and leaves a surviving spouse, the surviving spouse receives an annuity of 50% of the amount the participant was receiving. If the participant dies before retirement and leaves a surviving spouse, the surviving spouse receives as a death benefit an annuity of 50% of the annual earnings of the participant immediately before death. A participant is not vested in his or her benefit for the first five years of service, but then becomes vested gradually between the sixth and fifteenth years of service, with full vesting after fifteen years of service. The years of credited service through February 3, 1996 for Messrs. Hagan, Noonan and Houdeshell are 28, 22 and 8 years, respectively.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns on the Russell 2000 and the Russell 2000: Producer Durables. This comparison assumes in each case that $100 was invested on January 31, 1991 and all dividends were reinvested. The Company's fiscal year ends on or about January 31.

                                                                 RUSSELL 2000:
      Measurement Period                                           PRODUCER
    (Fiscal Year Covered)        FURON COMPANY   RUSSELL 2000      DURABLES
1991                                       100             100             100
1992                                    116.80          144.85          127.97
1993                                    133.03          164.01          125.74
1994                                    147.22          194.55          146.06
1995                                    200.28          182.87          135.77
1996                                    167.85          237.62          182.22
31-Mar-96                               198.26          250.10          189.14

CHANGE IN CONTROL AGREEMENTS

     Each executive officer has a change in control agreement with the Company that will remain in effect until the first anniversary date of the agreement which is two and one-half years after the date that notice of termination is given by either party. The agreements provide for the payments described below if the executive officer's employment is terminated within six months before or within two years following certain "events." The amounts are not payable, however, if the termination of employment was due to retirement at or after age 65, death or disability, by the Company for cause, or by the executive officer without good reason.

     The "events" that trigger payments under the change in control agreements include (1) approval by the shareholders of (a) the dissolution or liquidation of the Company, (b) certain mergers, consolidations or reorganizations of the Company or (c) certain sales or transfers of substantially all of the Company's business or assets, and (2) a "change in control," which is deemed to include (a) the acquisition of 20% or 30% of the outstanding voting securities of the Company by certain persons (other than the executive officer acting individually or as part of a group or any employee benefit or stock plan of the Company) and (b) certain changes in the membership of the Board of Directors of the Company.

     The payments under the change in control agreements are (1) a pro rata share (based upon the portion of the fiscal year preceding the termination of employment) of the average annual amount awarded to the executive officer under the Company's incentive compensation plan over the preceding three years, plus
(2) two times the sum of (a) the executive officer's highest annual base salary within the two years prior to termination of employment, and (b) the average annual amount awarded under the Company's incentive compensation plan over the preceding three years. In addition, an executive officer who is eligible for the above cash payments is entitled to continued participation in the Company's life, health, accident and disability insurance plans for up to two years following termination of employment. Furthermore, in the event of termination following an "event" for any reason other than by the Company for cause, the executive officer is entitled to purchase his Company car at its then wholesale value and to retain any existing club memberships upon reimbursement of the membership costs to the Company, and no loan to such executive officer under the Company's Employee Relocation Assistance Plan will be accelerated. Payments to an executive officer under the change in control agreement will be limited so that certain excise taxes specified in the Internal Revenue Code will not be payable.

     In the event of the occurrence of an "event" triggering cash payments under the change in control agreements and assuming termination of employment on February 3, 1996, the aggregate estimated cash payments to J. Michael Hagan, Terrence A. Noonan and Monty A. Houdeshell would be $1,626,000, $1,202,200 and $817,450, respectively.

ACCELERATION OF BENEFITS

     The Company's Supplemental Executive Retirement Plan, 1982 and 1995 Stock Incentive Plans and Economic Value Added (EVA) Incentive Compensation Plan all provide for the vesting of certain benefits upon the happening of any of the "events" described above under "Change in Control Agreements." If an "event" occurs, then (1) all outstanding stock options, restricted stock and other awards under the 1982 and 1995 Stock Incentive Plans become immediately vested,
(2) all benefits under the Supplemental Executive Retirement Plan are paid immediately in a cash lump sum, with such benefits to be determined based upon the greater of the employee's actual years of service (up to 15 years) or 10 years of service and (3) the Bank balance under the Economic Value Added (EVA) Incentive Compensation Plan is immediately payable.

RELOCATION ARRANGEMENTS

     The Company has outstanding loans to two of its executive officers which were made to enable them to purchase their current residences in connection with their relocations to the Company's headquarters in California. The Company loaned Monty A. Houdeshell $325,000 in June 1988 and Terrence A. Noonan approximately $700,000 in July 1992. Each of the loans is non-interest bearing for the first six years of its twelve-year term and is secured by a second trust deed on the residence. Mr. Houdeshell's loan now bears annual interest until maturity at the same rate as is charged from time to time under the first trust deed on the residence, which resulted in approximately $23,000 of accrued interest for the fiscal year ended February 3, 1996. Mr. Noonan's loan will bear interest for the final six years of its term at a rate based on the appreciation rate of the property, with principal and interest due at maturity.

                                     ITEM 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

     In recognition of the important role of independent auditors, the Board of Directors has determined that its selection of the independent auditors for the Company should be submitted to the Company's shareholders for ratification. The Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending February 1, 1997, subject to ratification by the holders of a majority of the shares represented either in person or by proxy at the Annual Meeting. In the event that the shareholders do not approve Ernst & Young LLP as the independent auditors, the selection of another independent auditor will be considered by the Board of Directors.

     Ernst & Young LLP has served as the Company's independent auditors since 1973. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if he or she desires.

                             ADDITIONAL INFORMATION

PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company at the address set forth under "General Information -- Proxy" on or before January 1, 1997, if they are to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.

SECTION 16 REPORTS

     During the fiscal year ended February 3, 1996, a director (William C. Shepherd) and an officer (Koichi Hosokawa) each inadvertently filed a report on Form 4 late relating to a transaction in the Company's Common Stock. Mr. Shepherd's transaction was the acquisition of 500 shares in August 1995, and Mr. Hosokawa's transaction involved the withholding by the Company in April 1995 of 329 shares to offset the tax withholding applicable to the vesting of a restricted stock award.

OTHER BUSINESS

     The Board of Directors is unaware of any other business to be presented for consideration at the Annual Meeting. If, however, other business should properly come before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

     The Company's Annual Report for the fiscal year ended February 3, 1996, which includes financial statements for the year, is enclosed.

                                          By Order of the Board of Directors
                                                 FURON COMPANY

                                                 /s/ Donald D. Bradley

                                          General Counsel and Secretary

May 1, 1996
Laguna Niguel, California

[FURON LETTERHEAD]



May 1, 1996




                          Re: Voting Cards for Annual
                              Meeting of Shareholders
                              -----------------------

Dear Plan Participant:

        Enclosed are Furon Company's proxy solicitation materials for this year's Annual Meeting of Shareholders. Since you fall within two or more of the categories listed below, we need to request a separate voting card for each category that applies to you. In an effort to minimize costs and avoid duplication in connection with the Annual Meeting, we have enclosed separate voting cards for each of your categories rather than send you multiple sets of materials. (For example, if you fall within category nos. 1 and 3, two cards will be enclosed--a white proxy card and a buff confidential voting instructions card. If categories 2 and 3 apply to you, two confidential voting instructions cards will be enclosed--one light yellow and one buff. And so on.)

        The possible categories and related voting cards are as follows:

                                                    Voting Card
                                              -------------------------
        Category                              Type                Color
        --------                              ----                -----

   1.   Record Holder of Furon                Proxy               White
        Common Stock as of
        April 15, 1996.

   2.   Participant in the Furon              Confidential        Light
        Company Employees'                    Voting              Yellow
        Profit-Sharing-Retirement             Instructions
        Plan (401(k) Plan) with
        All or a Portion
        or Your Account Invested
        in Furon Common Stock
        as of April 15, 1996.

   3.   Participant in the Furon              Confidential        Buff
        Company Employee Stock                Voting
        Ownership Plan (ESOP) as of           Instructions
        April 15, 1996.

        IN ORDER TO ASSURE THAT ALL OF THE SHARES WHICH YOU ARE ENTITLED TO VOTE OR DIRECT THE VOTE AS OF APRIL 15, 1996 (THE RECORD DATE FOR THE ANNUAL MEETING) ARE VOTED AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE EACH CARD ENCLOSED IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON, AND PROMPTLY RETURN ALL OF THE CARDS IN THE ENCLOSED ENVELOPE TO THE BANK OF NEW YORK, WHO WILL TABULATE THE VOTES ON A CONFIDENTIAL BASIS.

                                   Sincerely,

                                   /s/ DONALD D. BRADLEY
                                   -------------------------
                                   Donald D. Bradley
                                   General Counsel
                                   and Secretary

        -----------
        -----------

1. ELECTION OF DIRECTORS        *FOR all nominees               WITHHOLD AUTHORITY to vote                   *EXCEPTIONS
                                 listed below      /X/          for all nominees listed below     /X/                     /X/

   Nominees Class III: J. Michael Hagan, Peter Churm and William D. Cvengros
   *(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" and "Exceptions" boxes and write that nominee's name in the space provided below.)
   Exceptions _________________________________________________________________________________________________________________

2. Proposal for ratification of the appointment of            3. In accordance with the discretion of the proxy holders, to act
   Ernst & Young LLP as the Company's independent                upon such other matters as may properly come before the
   auditors for the fiscal year ending February 1, 1997.         meeting and at any adjournment thereof.

   FOR  /X/    AGAINST  /X/    ABSTAIN  /X/

   Please check box  /X/  if you plan to attend the                                                      Address Change
   Annual Meeting.                                                                                       and/or Comments  /X/


                                                                                Dated __________________________________, 1996

                                                                                ______________________________________________

                                                                                ______________________________________________
                                                                                  Signature or Signatures of Shareholder(s)
                                                                                (Your signature should conform to your name as
                                                                                printed hereon. Co-owners should all sign).

                                                                                Votes must be indicated
Please Sign, Date and Return This Card Promptly Using the Enclosed Envelope.    (x) in Black or Blue Ink.  /X/



                                 FURON COMPANY

                                   P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints J. Michael Hagan and Donald D. Bradley, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Furon Company (the "Company") held of record by the undersigned as of April 15, 1996, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California on Tuesday, June 4, 1996, at 9:00 a.m., local time, and at any adjournment thereof, upon the matters set forth on the reverse side hereof, as more fully described in the accompanying proxy statement.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2) ON THE REVERSE SIDE HEREOF.

                                  (Continued and to be signed on reverse side)


                                        FURON COMPANY
                                        P.O. BOX 11272
                                        NEW YORK, N.Y. 10203-0272

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
1. ELECTION OF DIRECTORS        *FOR all nominees               WITHHOLD AUTHORITY to vote                   *EXCEPTIONS
                                 listed below      /X/          for all nominees listed below     /X/                     /X/

   Nominees Class III: J. Michael Hagan, Peter Churm and William D. Cvengros
   *(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" and "Exceptions" boxes and write that nominee's name in the space provided below.)
   Exceptions _________________________________________________________________________________________________________________

2. Proposal for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 1, 1997.

   FOR  /X/    AGAINST  /X/    ABSTAIN  /X/

                                                                                                         Address Change
                                                                                                         and/or Comments  /X/


                                                                                Dated _________________________________, 1996


                                                                                _____________________________________________
                                                                                                  Signature

                                                                                Votes must be indicated
Please Sign, Date and Return This Card Promptly Using the Enclosed Envelope.    (x) in Black or Blue Ink.  /X/





                        CONFIDENTIAL VOTING INSTRUCTIONS

            TO: SOCIETY NATIONAL BANK, TRUSTEE ("TRUSTEE") UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN ("PLAN") OF FURON COMPANY ("COMPANY")

        The undersigned, as a Participant in the Plan, is entitled to direct the Trustee as to the voting of all shares of the Company's Common Stock allocated to my account under the Plan as of April 15, 1996, the record date for the Company's Annual Meeting of Shareholders to be held on June 4, 1996 ("Annual Meeting"), as well as the portion of the unallocated shares of the Company's Common Stock under the Plan, and the shares allocated to Participants for which the Trustee does not receive timely and proper directions, as to which I am entitled under the Plan to direct the Trustee as to the voting thereof (collectively, the "Shares"). The undersigned hereby directs the Trustee to vote (in person or by proxy) the Shares at the Annual Meeting and any adjournment thereof as indicated on the reverse side hereof.

        PLEASE SIGN AND DATE THIS INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROPERLY EXECUTED INSTRUCTION CARD MUST BE DELIVERED TO THE ADDRESS SPECIFIED BELOW BY THE CLOSE OF BUSINESS ON MAY 31, 1996 TO ENABLE THE TRUSTEE TO VOTE THE SHARES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF THIS INSTRUCTION CARD IS PROPERLY EXECUTED AND TIMELY DELIVERED BUT NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSALS (1) AND (2) ON THE REVERSE SIDE HEREOF.

(Continued and to be signed on reverse side)

                                             FURON COMPANY
                                             P.O. BOX 11272
                                             NEW YORK, N.Y. 10203-0272

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
1. ELECTION OF DIRECTORS        *FOR all nominees               WITHHOLD AUTHORITY to vote                   *EXCEPTIONS
                                 listed below      /X/          for all nominees listed below     /X/                     /X/

   Nominees Class III: J. Michael Hagan, Peter Churm and William D. Cvengros
   *(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" and "Exceptions" boxes and write that nominee's name in the space provided below.)
   Exceptions _________________________________________________________________________________________________________________

2. Proposal for ratification of the appointment of            3. In accordance with the discretion of the proxy holders, to act
   Ernst & Young LLP as the Company's independent                upon such other matters as may properly come before the
   auditors for the fiscal year ending February 1, 1997.         meeting and at any adjournment thereof.

   FOR  /X/    AGAINST  /X/    ABSTAIN  /X/

                                                                                                         Address Change
                                                                                                         and/or Comments  /X/


                                                                                Dated _________________________________, 1996


                                                                                _____________________________________________
                                                                                                  Signature

                                                                                Votes must be indicated
Please Sign, Date and Return This Card Promptly Using the Enclosed Envelope.    (x) in Black or Blue Ink.  /X/





                        CONFIDENTIAL VOTING INSTRUCTIONS

          TO: FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE UNDER THE
            FURON COMPANY EMPLOYEES' PROFIT-SHARING-RETIREMENT PLAN

        Under the provisions of the trust relating to the Furon Company Employees' Profit-Sharing-Retirement Plan, Fidelity Management Trust Company (FMT Co.), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Furon Company Common Stock held under the Plan is to be voted at the Annual Meeting of Shareholders to be held on Tuesday, June 4, 1996, and at any adjournment thereof. Your instructions to FMT Co. will not be divulged or revealed to anyone at Furon Company. You may indicate your instructions to FMT Co. by completing the reverse side hereof, which is a reprint of the proxy card sent to all shareholders.

        THIS CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS CARD WILL BE VOTED FOR PROPOSALS (1) AND (2) ON THE REVERSE SIDE HEREOF.

                                   (Continued and to be signed on reverse side)



                                                FURON COMPANY
                                                P.O. BOX 11272
                                                NEW YORK, N.Y. 10203-0272